Exhibit 99.1

FMC Corporation
1735 Market Street Philadelphia, PA 19103
215.299.6000 phone 215.299.5998 fax
News Release For Release: Immediate	www.fmc.com

Media contact: Jim Fitzwater – 215.299.6633

Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces Second Quarter 2009 Results

•	Second quarter 2009 earnings of $1.10 per diluted share before restructuring and other income and charges

•	Full-year 2009 outlook revised to $4.00 to $4.20 per diluted share before restructuring and other income and charges

PHILADELPHIA, July 29, 2009 – FMC Corporation (NYSE:FMC) today reported net income of $69.3 million, or $0.94 per diluted share, in the second quarter of 2009, versus net income of $84.4 million, or $1.10 per diluted share, in the second quarter of 2008. Net income in the current quarter included restructuring and other income and charges of $11.3 million after-tax, or charges of $0.16 per diluted share, versus restructuring and other income and charges of $14.5 million after-tax, or charges of $0.19 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.10 per diluted share in the current quarter, a decrease of 15 percent versus $1.29 per diluted share in the prior-year quarter. Second quarter revenue of $700.3 million was 13 percent lower than $806.6 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said, “Our second quarter results reflect continued strong performance in our businesses serving end markets with low correlation to economic cycles. As expected, volumes in our businesses with economically-sensitive end markets were significantly impacted by the global recession. Agricultural Products reported record results driven by strong North American performance and continued supply chain improvements. Specialty Chemicals’ earnings were slightly lower as a result of strong BioPolymer performance offset by weak lithium primaries. Industrial Chemicals’ results directly reflected the impact of lower volumes and higher raw material costs.”

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Page 2 / FMC Corporation Announces Second Quarter 2009 Results

Revenue in Agricultural Products of $252.4 million decreased 9 percent versus the prior-year quarter, as sales gains in North America were more than offset by lower sales in Europe and Asia as well as unfavorable currency impacts. Segment earnings of $90.5 million increased 7 percent versus the year-ago quarter, reflecting stronger performance in North America, favorable global supply chain performance and lower selling and administrative expenses.

Revenue in Specialty Chemicals was $192.7 million, essentially level to the prior-year quarter. Higher selling prices and volumes in BioPolymer were more than offset by lower lithium volumes. Segment earnings of $40.5 million were 2 percent lower than the year-ago quarter, as favorable commercial performance and the benefits of productivity initiatives and acquisitions in BioPolymer were more than offset by lower lithium volumes, temporary plant curtailments taken to reduce inventories and unfavorable currency translation.

Revenue in Industrial Chemicals of $256.2 million declined 24 percent from the prior-year quarter, as lower volumes across the segment and unfavorable currency translation more than offset higher selling prices in most businesses. Segment earnings of $13.5 million were 70 percent lower than the year-ago quarter, driven by the lower volumes and higher raw material costs, primarily phosphate rock.

Corporate expense was $10.3 million, down from $13.1 million in the prior-year quarter. Interest expense, net, was $6.5 million, as compared to $8.3 million in the year-ago quarter. On June 30, 2009, gross consolidated debt was $633.8 million, and debt, net of cash, was $566.8 million. For the quarter, depreciation and amortization was $30.9 million and capital expenditures were $40.8 million.

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Page 3 / FMC Corporation Announces Second Quarter 2009 Results

Six Months Results

Revenue was $1,390.8 million, a decrease of 11 percent as compared with $1,556.8 million in the prior-year period. Net income was $138.4 million, 22 percent lower than $178.3 million in the year-earlier period. Net income in the current period included restructuring and other income and charges of $31.5 million, versus restructuring and other income and charges of $11.8 million in the prior-year period. Excluding these charges, the company earned $169.9 million in the first half of 2009, a decrease of 11 percent versus $190.1 million in the first half of 2008.

Revenue in Agricultural Products was $513.8 million, a decrease of 7 percent versus the prior-year period, as sales gains in North America were more than offset by lower sales in Latin America, primarily Brazil, and unfavorable currency impacts in Europe and Asia. Segment earnings were $183.0 million, an increase of 9 percent from the first half of 2008, as a result of higher selling prices, favorable product and geographic mix, continued global supply chain productivity improvements and lower selling and administrative expenses.

Revenue in Specialty Chemicals was $367.2 million, 2 percent lower than the prior-year period, as strong commercial performance in BioPolymer was more than offset by lower lithium volumes. Segment earnings of $78.6 million decreased 3 percent versus the year-earlier period as favorable commercial performance in BioPolymer and the benefits of productivity initiatives and acquisitions were more than offset by lower lithium volumes, temporary plant curtailments taken to reduce inventories and unfavorable currency translation.

Revenue in Industrial Chemicals was $512.2 million, a decrease of 19 percent versus the prior-year period, as lower volumes more than offset higher selling prices across the segment. Segment earnings of $36.3 million declined 55 percent versus the year-earlier period, driven by lower volumes and higher raw material costs, particularly phosphate rock, which more than offset favorable pricing across the segment.

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Corporate expense was $21.6 million, down from $25.0 million in the year-earlier period. Interest expense, net, was $13.5 million, as compared to $17.0 million in the prior-year period. For the period, depreciation and amortization was $61.2 million and capital expenditures were $71.8 million.

Outlook

Regarding the outlook for 2009, Walter said, “For the full year 2009, we have revised our outlook for earnings before restructuring and other income and charges to $4.00 to $4.20 per diluted share. Relative to the first half of the year, we anticipate improved business conditions in the second half with our performance benefiting from volume gains in nearly every business, improving agricultural market conditions in Brazil and lower raw material costs, particularly in Foret.”

Walter added, “For the third quarter of 2009, we expect earnings before restructuring and other income and charges of $0.85 to $0.95 per diluted share. In Agricultural Products, we look for earnings to increase 30 to 35 percent driven by improving market conditions in Brazil and lower raw material costs. In Specialty Chemicals, we expect earnings to be up in the mid-single digits as continued strong performance in BioPolymer is partially offset by lower lithium results. In Industrial Chemicals, earnings are expected to decline 55 to 65 percent, as higher soda ash selling prices and improving raw material costs are more than offset by lower volumes across the segment and reduced selling prices in phosphates.”

FMC will conduct its second quarter conference call and webcast at 11:00 a.m. ET on Thursday, July 30, 2009. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the company will also provide supplemental information on the web including its 2009 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

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Page 5 / FMC Corporation Announces Second Quarter 2009 Results

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2008 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
	2009	2008	2009	2008
Revenue	$700.3	$806.6	$1,390.8	$1,556.8

Costs of sales and services	477.3	536.4	931.2	1,035.6
Selling, general and administrative expenses	74.7	90.0	154.8	173.7
Research and development expenses	21.0	23.0	41.0	44.8
Restructuring and other charges (income)	30.1	10.7	52.6	2.4

Total costs and expenses	603.1	660.1	1,179.6	1,256.5

Income from operations	97.2	146.5	211.2	300.3

Equity in (earnings) loss of affiliates	0.2	(0.3)	(1.5)	(0.6)
Interest expense, net	6.5	8.3	13.5	17.0

Income from continuing operations before income taxes	90.5	138.5	199.2	283.9

Provision (benefit) for income taxes	13.6	42.5	47.0	84.7

Income from continuing operations	76.9	96.0	152.2	199.2
Discontinued operations, net of income taxes	(5.2)	(7.8)	(9.6)	(14.2)

Net income	$71.7	$88.2	$142.6	$185.0

Less: Net income attributable to noncontrolling interests	2.4	3.8	4.2	6.7

Net income attributable to FMC stockholders	$69.3	$84.4	$138.4	$178.3

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$74.5	$92.2	$148.0	$192.5
Discontinued operations, net of tax	(5.2)	(7.8)	(9.6)	(14.2)

Net income	$69.3	$84.4	$138.4	$178.3

Basic earnings (loss) per common share attributable to FMC stockholders:

Income from continuing operations	$1.02	$1.23	$2.04	$2.57
Discontinued operations	(0.07)	(0.10)	(0.13)	(0.19)

Basic earnings per common share	$0.95	$1.13	$1.91	$2.38

Average number of shares used in basic earnings per share computations	72.2	74.6	72.2	74.6

Diluted earnings (loss) per common share attributable to FMC stockholders:
Income from continuing operations	$1.01	$1.20	$2.02	$2.52
Discontinued operations	(0.07)	(0.10)	(0.13)	(0.19)

Diluted earnings per common share	$0.94	$1.10	$1.89	$2.33

Average number of shares used in diluted earnings per share computations	73.4	76.5	73.4	76.5

Other Data:
Capital expenditures	$40.8	$33.8	$71.8	$66.4
Depreciation and amortization expense	$30.9	$30.7	$61.2	$61.7

(a)	On January 1, 2009, FMC adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” which changes the accounting and reporting for minority interests. The standard requires that minority interests be recharacterized as noncontrolling interests and that we present a consolidated net income that includes the amount attributable to the noncontrolling interests for all periods presented.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$700.3	$806.6	$1,390.8	$1,556.8

Costs of sales and services	476.9	536.4	928.9	1,035.6
Selling, general and administrative expenses	74.7	90.0	154.8	173.7
Research and development expenses	21.0	23.0	41.0	44.8

Total costs and expenses	572.6	649.4	1,124.7	1,254.1

Income from operations	127.7	157.2	266.1	302.7

Equity in (earnings) loss of affiliates	0.2	(0.3)	(1.5)	(0.6)
Interest expense, net	6.5	8.3	13.5	17.0

Income from continuing operations before income taxes, excluding restructuring and other income and charges	121.0	149.2	254.1	286.3

Provision for income taxes	38.0	46.5	80.0	89.5

After-tax income from continuing operations, excluding restructuring and other income and charges	83.0	102.7	174.1	196.8

Less: Net income attributable to noncontrolling interests	2.4	3.8	4.2	6.7

After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders*	$80.6	$98.9	$169.9	$190.1

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders	$1.11	$1.32	$2.34	$2.54

Average number of shares used in basic after-tax income per share computations	72.2	74.6	72.2	74.6

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders	$1.10	$1.29	$2.31	$2.48

Average number of shares used in diluted after-tax income per share computations	73.4	76.5	73.4	76.5

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income attributable to FMC stockholders (GAAP)	$69.3	$84.4	$138.4	$178.3

Discontinued operations, net of income taxes (a)	5.2	7.8	9.6	14.2

Restructuring and other (income) charges, net (b)	30.1	10.7	52.6	2.4

Purchase accounting inventory fair value impact (c)	0.4	—	2.3	—

Tax effect of restructuring and other (income) charges and purchase accounting inventory fair value impact	(10.1)	(4.0)	(17.8)	(4.8)

Tax adjustments (d)	(14.3)	—	(15.2)	—

After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders (Non-GAAP)	$80.6	$98.9	$169.9	$190.1

Diluted earnings per common share (GAAP)	$0.94	$1.10	$1.89	$2.33

Discontinued operations per diluted share	0.07	0.10	0.13	0.19

Restructuring and other (income) charges, net per diluted share, before tax	0.41	0.14	0.72	0.03

Purchase accounting inventory fair value impact per diluted share, before tax	0.01	—	0.03	—

Tax effect of restructuring and other (income) charges and purchase accounting inventory fair value impact	(0.14)	(0.05)	(0.25)	(0.07)

Tax adjustments per diluted share	(0.19)	—	(0.21)	—

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders (Non-GAAP)	$1.10	$1.29	$2.31	$2.48

Average number of shares used in diluted after-tax income from continuing operations per share computations	73.4	76.5	73.4	76.5

(a)	Discontinued operations for the three and six months ended June 30, 2009 and 2008, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b)	2009

Restructuring and other charges (income) for the three months ended June 30, 2009 include charges related to the closure of our manufacturing operations at our Barcelona, Spain facility, which is part of our Industrial Chemicals segment ($12.5 million), our Bayport butyllithium facility which is part of our Specialty Chemicals segment ($3.4 million) and continued charges related to the closure of our Baltimore agricultural chemicals facility ($0.5 million). We also incurred charges related to the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($3.5 million). Additionally, restructuring and other charges (income) for the three months ended June 30, 2009 include severance charges in our Industrial Chemicals segment and Specialty Chemicals segment ($2.2 million and $0.8 million, respectively), asset abandonment charges of $1.2 million, primarily in our Specialty Chemicals segment, and charges associated with continuing environmental sites as a Corporate charge ($2.8 million). Remaining restructuring and other charges (income) for the three months ended June 30, 2009 of $3.2 million primarily represents settlements with state authorities for property claims and adjustments related to previously recorded restructuring reserves.

For the six months ended June 30, 2009, amounts include charges related to the closure of our manufacturing operations at our Barcelona, Spain facility ($12.5 million) and our Peroxygens facility in Santa Clara, Mexico ($6.6 million), both of which are part of our Industrial Chemicals segment, our Bayport butyllithium facility which is part of our Specialty Chemicals segment ($7.5 million) and continued charges related to the closure of our Baltimore agricultural chemicals facility ($1.3 million). We also incurred charges related to the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($6.3 million). Additionally, restructuring and other charges (income) for the six months ended June 30, 2009 include severance charges in our Industrial Chemicals segment and Specialty Chemicals segment ($3.8 million and $0.8 million, respectively), asset abandonment charges in our Agricultural Products segment, Industrial Chemicals segment and Specialty Chemicals segment ($2.6 million, $1.4 million and $1.1 million, respectively), charges associated with further rights acquired from a collaboration and license agreement in our Agricultural Products segment ($1.0 million) and charges associated with continuing environmental sites as a Corporate charge ($4.0 million). Remaining restructuring and other charges (income) for the six months ended June 30, 2009 of $3.7 million primarily represents settlements with state authorities for property claims and adjustments related to previously recorded restructuring reserves.

2008

Restructuring and other charges (income) for the three months ended June 30, 2008 primarily include continued charges related to the closure of our Baltimore agricultural chemicals facility ($5.8 million) and charges associated with the decision made in the second quarter of 2008 to close our Jacksonville, Florida agricultural formulation plant ($2.6 million). Both of these charges are associated with our Agricultural Products segment. We also incurred charges associated with continuing environmental sites as a Corporate charge ($1.1 million) and restructuring related severance charges in our Industrial Chemicals segment ($0.8 million).

For the six months ended June 30, 2008, amounts include a net gain associated with the sale of our major research and development facility in Princeton, New Jersey ($29.6 million - gain) and a gain associated with the sale of our sodium sulfate assets in Foret which is part of our Industrial Chemicals segment ($3.6 million - gain). Fully offsetting these gains were continued charges related to the closure of our Baltimore agricultural chemicals facility ($21.6 million) and Jacksonville agricultural formulation facility ($2.6 million), charges associated with continuing environmental sites as a Corporate charge ($6.0 million) and restructuring related severance charges in our Agricultural Products segment and Industrial Chemicals segment ($1.8 million and $1.9 million, respectively).

(c)	Charges related to amortization of the inventory fair value step-up resulting from the application of purchase accounting associated with the third quarter 2008 acquisition in our Specialty Chemicals segment and the first quarter 2009 acquisition in our Agricultural Products segment. On the condensed consolidated statements of operations these charges are included in “Costs of sales and services” for the three and six months ended June 30, 2009.
(d)	Tax adjustments for the three and six months ended June 30, 2009 are primarily a result of a reduction in our liability for unrecognized tax benefits due to settlements of audits and expiration of statute of limitations. There were no tax adjustments for the three and six months ended June 30, 2008.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue

Agricultural Products	$252.4	$276.6	$513.8	$554.1
Specialty Chemicals	192.7	192.4	367.2	376.2
Industrial Chemicals	256.2	338.9	512.2	629.3
Eliminations	(1.0)	(1.3)	(2.4)	(2.8)

Total	$700.3	$806.6	$1,390.8	$1,556.8

Income from continuing operations before income taxes

Agricultural Products	$90.5	$84.4	$183.0	$167.4
Specialty Chemicals	40.5	41.5	78.6	81.0
Industrial Chemicals	13.5	45.3	36.3	80.8
Eliminations	0.1	—	(0.1)	(0.2)

Segment operating profit	144.6	171.2	297.8	329.0
Corporate	(10.3)	(13.1)	(21.6)	(25.0)
Other income (expense), net	(9.2)	(4.4)	(12.8)	(7.4)

Operating profit from continuing operations before items noted below:	125.1	153.7	263.4	296.6

Restructuring and other income (charges), net (a)	(30.1)	(10.7)	(52.6)	(2.4)
Interest expense, net	(6.5)	(8.3)	(13.5)	(17.0)
Purchase accounting inventory fair value impact (b)	(0.4)	—	(2.3)	—
Provision for income taxes	(13.6)	(42.5)	(47.0)	(84.7)
Discontinued operations, net of income taxes	(5.2)	(7.8)	(9.6)	(14.2)

Net income attributable to FMC stockholders	$69.3	$84.4	$138.4	$178.3

(a)	Amounts for the three months ended June 30, 2009 related to Industrial Chemicals ($15.1 million), Agricultural Products ($0.6 million), Specialty Chemicals ($9.1 million) and Corporate ($5.3 million). Amounts for the three months ended June 30, 2008 related to Agricultural Products ($8.4 million), Industrial Chemicals ($1.2 million) and Corporate ($1.1 million).

Amounts for the six months ended June 30, 2009 related to Industrial Chemicals ($25.3 million), Agricultural Products ($4.9 million), Specialty Chemicals ($15.8 million) and Corporate ($6.6 million). Amounts for the six months ended June 30, 2008 related to Agricultural Products ($26.2 million), Industrial Chemicals ($0.6 million - gain), Specialty Chemicals ($0.3 million) and Corporate ($23.5 million - gain).

See Note (b) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

(b)	See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	June 30, 2009	December 31, 2008
Cash and cash equivalents	$67.0	$52.4
Trade receivables, net	701.5	687.7
Inventories	390.4	380.8
Other current assets	132.8	135.0
Deferred income taxes	132.0	176.9

Total current assets	1,423.7	1,432.8

Property, plant and equipment, net	948.4	939.2
Goodwill	201.9	197.0
Deferred income taxes	239.3	243.6
Other long - term assets	215.2	181.3

Total assets	$3,028.5	$2,993.9

Short - term debt	$66.7	$28.6
Current portion of long - term debt	5.9	2.1
Accounts payable, trade and other	266.2	372.3
Guarantees of vendor financing	27.9	20.3
Accrued pensions and other post-retirement benefits, current	10.2	10.2
Other current liabilities	340.3	325.6

Total current liabilities	717.2	759.1

Long-term debt	561.2	592.9
Long-term liabilities	648.9	675.5
Equity (a)	1,101.2	966.4

Total liabilities and equity	$3,028.5	$2,993.9

(a)	On January 1, 2009, FMC adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” which changes the accounting and reporting for minority interests. The standard requires that minority interests be recharacterized as noncontrolling interests and classified as a component of equity.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2009	2008
Cash provided (required) by operating activities	$173.9	$138.4

Cash (required) by operating activities of discontinued operations	(20.1)	(26.7)

Cash provided (required) by investing activities:
Capital expenditures	(71.8)	(66.4)
Other investing activities	(34.7)	75.9

	(106.5)	9.5

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	(49.4)	59.9
Increase (decrease) in short-term debt	37.9	14.8
Proceeds from borrowings of long-term debt	18.9	—
Repayments of long-term debt	—	(77.7)
Distributions to noncontrolling interests	(8.5)	(5.7)
Dividends paid	(18.2)	(15.8)
Repurchases of common stock	(16.1)	(61.6)
Issuances of common stock, net	2.3	10.8

	(33.1)	(75.3)

Effect of exchange rate changes on cash	0.4	1.9

Increase (decrease) in cash and cash equivalents	14.6	47.8

Cash and cash equivalents, beginning of year	52.4	75.5

Cash and cash equivalents, end of period	$67.0	$123.3